                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

         This Amendment to the Fund Participation Agreement ("Agreement") dated September 15, 1998, as amended, between Janus Aspen Series, an open-end management investment company organized as a Delaware business trust (the "Trust"), and The Lincoln National Life Insurance Company, an Indiana life insurance company (the "Company") is effective as of _______________, 1999.

                                    AMENDMENT

          For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

          1. Schedule A of this Agreement shall be deleted and replaced with the attached Schedule A.

          2. All other terms of the Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Amendment as of the date and year first above written.


 THE LINCOLN NATIONAL LIFE
 INSURANCE COMPANY

 By:

 Name:
 Title:


 JANUS ASPEN SERIES

 By:

 Name:
 Title:



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                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


 Name of Separate Account and the             Contracts Funded
 Date Established by Board of Directors       By Separate Account
 --------------------------------------       -------------------

 Lincoln National Variable                    Multi Fund Individual
 Annuity Account C                            Variable Annuity and e Annuity
 (Established June 3, 1981)
                                              GVA 1, 11, 111
 Lincoln National Variable                    (non-New York)
 Annuity Account L
                                              Multi Fund Group
 Lincoln Life Variable                        Variable Annuity
 Annuity Account Q                            (non-New York)

 Lincoln National Life Insurance              Director Group
 Company Separate- Account 34                 Variable Annuity

 Lincoln Life Flexible Premium Variable       Lincoln VUL
 Life Account M
                                              Lincoln SVUL
 Lincoln Life Flexible Premium Variable
 Account R                                    Lincoln CVUL

 Lincoln Life Flexible Premium Variable       Multi Fund Individual
 Life Account S                               Variable Annuity (non-registered)

 Lincoln National Variable Annuity
 Account 53